AMENDING AGREEMENT

This Amending Agreement is dated for reference the 1st day of March, 2001.

BETWEEN:

VIRTUALSELLERS.COM, INC., a company duly incorporated pursuant to the federal laws of Canada, having an office at 120 North LaSalle Street, Suite 1000, Chicago, Illinois, USA 60602

(the "Company")

AND:

DENNIS SINCLAIR, businessman, of Suite 903 - 195 Harbor Drive, Chicago, Illinois, USA 60602

(the "Executive")

WHEREAS:

A. The parties entered into an employment agreement, dated January 1, 2000 (the "Employment Agreement"), respecting the Executive's position as the President and Chief Executive Officer of the Company; and

B. The parties have agreed to amend section 3(a) of the Employment Agreement by increasing the Executive's salary from US$300,000 per annum to US$348,000 per annum.

NOW, THEREFORE, this agreement witnesseth that in consideration of the mutual covenants and premises contained herein, the parties agree as follows:

1. This Amending Agreement be and is hereby dated for reference the 1st day of March, 2001;

2. Section 3(a) of the Employment Agreement is deleted and replaced with the following:

"3. Compensation

(a) For services rendered by the Executive during the Term of this Agreement, the Executive shall be paid a salary, payable in equal monthly instalments at the end of the month, at an annual rate of US$348,000, together with any annual bonuses (payable in cash and/or common shares in the capital of the Company) as may be determined and awarded by the Board of Directors. Such salary shall be reviewed annually and may be increased at the sole discretion of the Board of Directors taking into account, among other things, individual performance and general business conditions."

3. In all other respects, the Employment Agreement shall remain in full force and effect; and

4. This Amending Agreement may be executed by facsimile and in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amending Agreement as of the 1st day of March, 2001.

VIRTUALSELLERS.COM, INC.

Per: _________________________________
Authorized Signatory
EXECUTED by Dennis Sinclair in the presence of: Signature Print Name Address Occupation	) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Dennis Sinclair DENNIS SINCLAIR